Exhibit 99.1

Contact:	Daniel M. Quinn	Paul W. Taylor
	President & Chief Executive Officer	E.V.P. & Chief Financial Officer
	1331 Seventeenth Street, Suite 300	1331 Seventeenth Street, Suite 300
	Denver, CO 80202	Denver, CO 80202
	303/313-6736	303/293-5563

FOR IMMEDIATE RELEASE:

Centennial Bank Holdings, Inc. Announces Second Quarter 2007 Financial Results
and Plan to Merge Subsidiaries into Single Bank

-  $0.05 Per Share Net Loss Due to $12.8 Million Loan Loss Provision
- Centennial Bank of the West to Merge into Guaranty Bank & Trust Company

Denver, Colorado, July 24, 2007 — Centennial Bank Holdings, Inc. (Nasdaq: CBHI) today reported a second quarter 2007 net loss of $2.8 million, or $0.05 per basic and diluted share, compared to first quarter 2007 net earnings of $5.4 million, or $0.10 per basic and diluted share, and second quarter 2006 net earnings of $5.7 million, or $0.10 per basic and diluted share. The current quarter loss was driven by a provision for loan loss of $12.8 million. Excluding after-tax intangible asset amortization of $1.4 million, the second quarter 2007 cash net loss was $1.4 million, or $0.03 per basic and diluted share. This compares to first quarter 2007 cash net income of $6.8 million, or $0.12 per basic and diluted share, and second quarter 2006 cash net income of $7.6 million, or $0.13 per basic and diluted share.

The Company also announced today that it would merge Centennial Bank of the West, a wholly owned banking subsidiary, into Guaranty Bank & Trust Company, another wholly owned banking subsidiary of the Company by the end of 2007.

Dan Quinn, Centennial Bank Holdings President and CEO, stated, “The level of our nonperforming assets has remained higher than we would like, particularly outside of the metro Denver market.  Consequently, the second quarter’s loan loss provision was driven in part by the adoption of a more aggressive credit management philosophy, including an accelerated loan disposition strategy for problem credits, as well as adjustments to expected values of impaired loans. Given the measures we have taken, we anticipate a lower level of non-performing assets by year-end and a continued decline into 2008. We also expect a return to a normalized level of provision for loan losses in future quarters.”

Mr. Quinn continued, “Beyond credit quality, we remain encouraged by our core performance and continue to execute on our strategy. Year to date, we have decreased our construction and land development loan exposure by $105 million while all other loan categories increased by $51 million.  Construction and land development loans decreased over $200 million, or 39%, in the past six quarters and they now make up 17% of our loan portfolio versus 26% at December 31, 2005.

We also remain focused on disciplined expense management.  Excluding the charge for the merger of our subsidiary banks, our noninterest expense would have declined over the prior quarter.”

Regarding the merger, Mr. Quinn stated, “The plan to merge our two banking charters into a single bank will provide greater convenience to our customers. No matter where they are along the Colorado Front Range, customers will be able to walk in to one of our 36 locations and receive the superior service they have come to expect from our banks. This merger will only serve to enhance our position as the premier community bank for consumers and mid-sized and small businesses throughout the Front Range.”

The Company’s results for the first six months of 2007 declined compared to the same period last year.  For the year-to-date period ending June 30, 2007, net income was $2.6 million, or $0.05 per basic and diluted share compared to net income of $13.2 million, or $0.22 per basic and diluted share for the same period in 2006. Cash net income for the first six months of 2007 was $5.4 million, or $0.10 per basic and diluted share excluding after-tax intangible asset amortization of $2.7 million.

The comparability of the Company’s year-to-date financial information to periods prior to the fourth quarter of 2006 is affected by the sale of Collegiate Peaks Bank on November 1, 2006, which had been classified as held for sale, as well as the discontinuation of the Company’s residential mortgage group at the end of the third quarter of 2006.

Key Financial Measures

	Quarter Ended			Six Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Earnings (loss) per share-basic & diluted	$(0.05)	$0.10	$0.10	$0.05	$0.22
Cash earnings (loss) per share-basic & diluted	$(0.03)	$0.12	$0.13	$0.10	$0.29
Return on average assets	(0.42)%	0.82%	0.81%	0.20%	0.92%
Return on tangible average assets — Cash	(0.25)%	1.22%	1.27%	0.48%	1.39%
Net Interest Margin	5.00%	5.16%	5.51%	5.08%	5.47%
Efficiency Ratio	66.26%	62.86%	66.70%	64.54%	61.73%

Increase in Provision for Loan Loss; Asset Quality

The Company took a second quarter 2007 provision for loan loss of $12.8 million, compared to $0.9 million in the first quarter of 2007 and none in the second quarter of 2006.  New collateral valuations and sales of existing properties in the second quarter, particularly in Northern Colorado, contributed to this increase due to adjustments to the expected values of impaired loans.  In addition, the Company modified its credit management philosophy during the second quarter by implementing a more conservative risk rating methodology and problem loan identification process and instituting more aggressive collection efforts and an accelerated disposition strategy regarding problem credits.  The Company also employed more conservative underwriting standards based on its portfolio composition and market trends, in particular with respect to residential construction and land development loans.

The following table presents selected asset quality data as of the dates indicated.

	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006
	(Dollars in thousands)

Nonaccrual loans, not restructured	$35,515	$31,940	$32,852	$26,812	$30,684
Accruing loans past due 90 days or more	122	323	3	396	84

Total nonperforming loans (NPLs)	35,637	32,263	32,855	27,208	30,768
Other real estate owned	1,385	861	1,207	5,090	1,041

Total nonperforming assets (NPAs)	$37,022	$33,124	$34,062	$32,298	$31,809

Allowance for loan losses	$35,594	$27,492	$27,899	$25,977	$25,297

Selected ratios:
NPLs to loans, net of unearned discount	1.88%	1.69%	1.69%	1.37%	1.59%
NPAs to total assets	1.40%	1.23%	1.25%	1.12%	1.12%
Allowance for loan losses to NPAs	96.14%	83.00%	81.91%	80.43%	79.53%
Allowance for loan losses to NPLs	99.88%	85.21%	84.92%	95.48%	82.22%
Allowance for loan losses to loans held for investment	1.88%	1.46%	1.43%	1.31%	1.31%

Net charge-offs for the quarter were $4.7 million as compared to $1.3 million in the first quarter of 2007, and $1.4 million in the second quarter of 2006.

In addition to the nonperforming loans, other impaired loans were $21.7 million at June 30, 2007, as compared to $8.1 million at March 31, 2007 and $6.0 million at December 31, 2006.

The allowance for loan loss to total loans outstanding is 1.88 percent at June 30, 2007, as compared to 1.46 percent at March 31, 2007 and 1.31 percent at June 30, 2006.

Plan to Merge Subsidiaries into a Single Bank

The Company expects to consummate the merger of Centennial Bank of the West into Guaranty Bank & Trust Company by the end of 2007, subject to state and federal regulatory approval.  The Company took a $1.0 million charge for the costs associated with the merger in the second quarter of 2007. The Company expects the total cost of the merger to approximate $1.5 million.

Net Interest Income and Margin

	Quarter Ended			Six Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(Dollars in thousands)
Net interest income	$25,987	$26,843	$29,388	$52,830	$59,295
Interest rate spread	3.98%	4.16%	4.66%	4.07%	4.66%
Net interest margin	5.00%	5.16%	5.51%	5.08%	5.47%

The decreases in net interest income versus the first quarter of 2007 are due to a $0.5 million unfavorable volume variance and a $0.2 million unfavorable rate variance.  Included in these variances is a $0.2 million increase in net interest charge-offs for loans put on nonaccrual status during the second quarter of 2007.

Year-to-date interest income is $1.6 million lower than the prior year.  Lower earning assets caused an unfavorable volume variance, while the yield on earning assets increased 18 basis points, driving a $2.6 million favorable rate variance.

Interest expense increased slightly over the first quarter of 2007 and increased by $2.1 million over the second quarter of 2006.  The cost of funds increased by 6 basis points in the second quarter of 2007 as compared to the prior quarter and 65 basis points over the second quarter of 2006.  The increase over the prior year second quarter is due mostly to higher costs associated with time deposits, which increased by $1.7 million.  This was due to continued rate competition and renewals of certificates of deposits at higher prevailing interest rates.

The Company’s net interest spread decreased by 18 basis points and the net interest margin decreased by 16 basis points.  The difference in net interest margin as compared to the net interest spread is due mostly to the Company’s continued high level of noninterest bearing deposits.  Noninterest bearing deposits averaged 24.9 percent of total deposits for the second quarter of 2007.

Noninterest Income

The following table presents noninterest income as of the dates indicated.

	Quarter Ended			Six Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(In thousands)
Noninterest income:
Customer service and other fees	$2,409	$2,443	$2,993	$4,852	$5,625
Loss on sale of securities	—	—	—	—	(5)
Gain on sale of loans	—	—	231	—	545
Other	168	124	381	292	552
Total noninterest income	$2,577	$2,567	$3,605	$5,144	$6,717

Noninterest income remained relatively flat as compared to the prior quarter, but is down from the second quarter in 2006, due partly to the discontinuation of the Company’s residential mortgage group at the end of the third quarter 2006.

Noninterest Expense

The following table presents noninterest expense as of the dates indicated.

	Quarter Ended			Six Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(In thousands)
Noninterest expense:
Salaries and employee benefits	$10,724	$10,974	$12,082	$21,698	$23,517
Occupancy expense	2,056	2,121	1,994	4,177	4,046
Furniture and equipment	1,231	1,240	1,231	2,471	2,396
Amortization of intangible assets	2,195	2,195	2,999	4,390	5,997
Other general and administrative	4,916	4,152	6,698	9,068	10,788
Total noninterest expense	$21,122	$20,682	$25,004	$41,804	$46,744

Efficiency Ratio	66.26%	62.86%	66.70%	64.54%	61.73%

The increase in the efficiency ratio over the first quarter of 2007 is due to the $1.0 million charge for the merger of the Company’s subsidiary banks discussed above.  Without this charge to other general and administrative expense, noninterest expense would have been approximately $0.4 million lower than the prior quarter.  This would have resulted in a ten basis point improvement in the efficiency ratio over the prior quarter to 62.76%.   Further, without this charge for the merger, this would have been the fourth consecutive quarter of decreases to noninterest expense.

For the six-month period ended June 30, 2007, overall noninterest expense decreased by $4.9 million, or 10.6% over the same period in 2006.  Key drivers of this decrease include $3.2 million of costs associated with a management transition in May 2006 and lower amortization costs of intangible assets. The remainder of the decrease was due to a $1.8 million decrease in salaries and employee benefits for the six months ending June 30, 2007 as compared to the same period in 2006.  This reduction is due mostly to a continuing focus on determining each business unit’s appropriate level of staff and managing to that level through attrition.

Balance Sheet

At June 30, 2007, the Company had total assets of $2.6 billion, or $53.9 million less than the total assets at March 31, 2007, and $210.8 million less than total assets at June 30, 2006.  The sale of Collegiate Peaks Bank accounted for $94.4 million of the decrease in total assets from June 30, 2006.

	June 30, 2007	March 31, 2007	% Change	June 30, 2006	% Change
	(In thousands)
Total loans, net of unearned discount	$1,893,440	$1,886,613	0.4%	$1,927,222	(1.8)%
Allowance for loan losses	(35,594)	(27,492)	29.5%	(25,297)	40.7%
Total assets	2,639,463	2,693,384	(2.0)%	2,850,281	(7.4)%
Average assets	2,654,637	2,687,549	(1.2)%	2,836,432	(6.4)%
Total deposits	1,938,412	1,971,869	(1.7)%	1,998,054	(3.0)%

At June 30, 2007, total loans, net of unearned discount, of $1.9 billion were $6.8 million greater than at March 31, 2007 and $33.8 million less than at June 30, 2006.  The increase over the prior quarter is due primarily to the Company’s continued strategy to increase commercial and industrial, consumer and energy loans and reduce the concentration of construction and land development loans.  The June 30, 2007 commercial, energy, consumer and small business loan portfolio balances grew from March 31, 2007, while construction and land development loans decreased.

The balances of construction and land development loans were as follows:

	June 30, 2007	March 31, 2007	December 31, 2006	December 31, 2005
	(Dollars in thousands)
Construction and Land Development:
Loan balances - Northern Colorado	$125,774	$146,144	$206,414	$279,361
Loan balances - All Other	196,207	207,179	221,051	251,355
Total Construction and Land Development Loans	$321,981	$353,323	$427,465	$530,716
Percent of Total Loan Portfolio	17%	19%	22%	26%

At the end of the second quarter 2007, deposits were $1.9 billion, reflecting a decrease of $33.5 million from March 31, 2007, and a decrease of $59.6 million from June 30, 2006. These decreases are due in part to the volatility in our commercial and public deposit base.

Stock Repurchase Program

During the second quarter of 2007, the Company repurchased 696,900 shares at a cost of $6.2 million, or an average price of $8.91 per share, leaving a total of 2,334,300 shares under the Company’s two existing stock repurchase programs. As of June 30, 2007, the Company had 54,809,236 shares outstanding, including 1,683,577 shares of unvested stock awards.

Non-GAAP Financial Measures

This press release includes non-GAAP financial measures, cash net income (loss) and cash earnings (loss) per share, which exclude the after-tax impact of intangible asset amortization expense, and return on average tangible assets (cash), which excludes the after-tax impact of intangible asset amortization expense and average intangible assets.  The Company discloses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of the Company’s core financial performance.  Management believes that these non-GAAP financial measures allow for additional transparency and are used by some investors, analysts and other users of the Company’s financial information as performance measures.  These non-GAAP financial measures are presented for supplemental informational purposes only for understanding the Company’s operating results and should not be considered a substitute for financial information presented in accordance with GAAP.  These non-GAAP financial measures presented by the Company may be different from non-GAAP financial measures used by other companies.

Non-GAAP Table

	Quarter Ended			Six Months Ended
	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(In thousands, except per share data)
GAAP net income (loss)	$(2,764)	$5,409	$5,726	$2,645	$13,155
Add: Amortization of intangible assets	2,195	2,195	2,999	4,390	5,997
Less: Income tax effect	(834)	(834)	(1,141)	(1,669)	(2,279)
Cash net income (loss)	$(1,403)	$6,770	$7,584	$5,366	$16,873

Weighted average shares — diluted	53,569	54,902	58,352	54,247	58,849

Earnings (loss) per share — diluted	$(0.05)	$0.10	$0.10	$0.05	$0.22
Add: Amortization of intangible assets (after tax effect)	0.02	0.02	0.03	0.05	0.07
Cash earnings (loss) per share	$(0.03)	$0.12	$0.13	$0.10	$0.29

Return on tangible net assets (cash)
Cash net income (loss)	$(1,403)	$6,770	$7,584	$5,366	$16,873

Total average assets	$2,654,637	$2,687,549	$2,836,432	$2,670,985	$2,884,741
Less average intangible assets	(431,220)	(433,573)	(440,197)	(432,389)	(442,616)
Average tangible assets	$2,223,417	$2,253,976	$2,396,235	$2,238,596	$2,442,125

Return on average assets - GAAP net income divided by total average assets	(0.42)%	0.82%	0.81%	0.20%	0.92%

Return on average tangible assets (cash) - cash net income divided by average tangible assets	(0.25)%	1.22%	1.27%	0.48%	1.39%

About Centennial Bank Holdings, Inc.

Centennial Bank Holdings, Inc. is a bank holding company that operates 36 branches in Colorado through its two bank subsidiaries, Centennial Bank of the West and Guaranty Bank and Trust Company.  The Company provides banking and other financial services including real estate, construction, commercial and industrial, energy, consumer and agricultural loans throughout its targeted Colorado markets to consumers and small to medium-sized businesses, including the owners and employees of those businesses.  Centennial Bank of the West also provides trust services, including personal trust administration, estate settlement, investment management accounts and self-directed IRAs.  More information about Centennial Bank Holdings, Inc. can be found at www.cbhi.com.

Forward-Looking Statements

Certain statements contained in this press release, including, without limitation, statements containing the words “believes”, “anticipates”, “intends”, “expects”, and words of similar import, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following: general economic and business conditions in those areas in which the Company operates; demographic changes; competition; fluctuations in interest rates; continued ability to attract and employ qualified personnel; costs and uncertainties related to the outcome of pending litigation; changes in business strategy or development plans; changes that occur in the securities markets; changes in governmental legislation or regulation; changes in credit quality; the availability of capital to fund the expansion of the Company’s business; economic, political and global changes arising from natural disasters; the war on terrorism; conflicts in the Middle East; and additional “Risk Factors” referenced in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as supplemented from time to time.  When relying on forward-looking statements to make decisions with respect to the Company, investors and others are cautioned to consider these and other risks and uncertainties.  The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made.  The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

CENTENNIAL BANK HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Consolidated Balance Sheets

	June 30, 2007	March 31, 2007	December 31, 2006	June 30, 2006
	(In thousands)
Assets
Cash and due from banks	$48,255	$68,639	$45,409	$86,073
Federal funds sold	4,200	25,431	4,211	4,626
Cash and cash equivalents	52,455	94,070	49,620	90,699
Securities available for sale, at fair value	143,879	149,631	157,260	170,433
Securities held to maturity (fair value of $11,731, $11,122, $11,157, and $6,719 respectively)	12,160	11,179	11,217	7,012
Bank stocks, at cost	32,176	31,995	31,845	30,265
Total investments	188,215	192,805	200,322	207,710
Loans, net of unearned discount	1,893,440	1,886,613	1,947,487	1,927,222
Less allowance for loan losses	(35,594)	(27,492)	(27,899)	(25,297)
Net loans	1,857,846	1,859,121	1,919,588	1,901,925
Loans held for sale	—	—	—	4,588
Premises and equipment, net	72,046	73,599	74,166	76,604
Other real estate owned and foreclosed assets	1,385	861	1,207	1,041
Goodwill	392,958	392,958	392,958	391,346
Other intangible assets, net	37,209	39,404	41,599	47,417
Other assets	37,349	40,566	41,140	34,541
Assets held for sale	—	—	—	94,410
Total assets	$2,639,463	$2,693,384	$2,720,600	$2,850,281

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Noninterest-bearing demand	$472,777	$519,951	$517,612	$528,943
Interest-bearing demand	798,289	789,921	777,579	810,686
Savings	77,508	81,689	87,265	94,480
Time	589,838	580,308	577,649	563,945
Total deposits	1,938,412	1,971,869	1,960,105	1,998,054
Securities sold under agreements to repurchase and federal fund purchases	37,391	34,695	25,469	30,371
Borrowings	26,030	29,804	67,632	76,376
Subordinated debentures	41,239	41,239	41,239	41,239
Interest payable and other liabilities	24,671	34,680	36,696	30,759
Liabilities associated with assets held for sale	—	—	—	77,518
Total liabilities	2,067,743	2,112,287	2,131,141	2,254,317

Stockholders’ equity:
Common stock	64	64	64	64
Additional paid-in capital	616,447	615,356	614,489	613,596
Shares to be issued for deferred compensation obligations	562	798	775	—
Retained earnings	45,540	48,305	42,896	31,633
Accumulated other comprehensive income (loss)	(522)	680	809	(475)
Treasury Stock	(90,371)	(84,106)	(69,574)	(48,854)
Total stockholders’ equity	571,720	581,097	589,459	595,964
Total liabilities and stockholders’ equity	$2,639,463	$2,693,384	$2,720,600	$2,850,281

CENTENNIAL BANK HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income

	Three Months Ended			Six Months Ended June 30,
	June 30, 2007	March 31, 2007	June 30, 2006	2007	2006
	(In thousands, except per share data)
Interest income:
Loans, including fees	$39,087	$39,738	$40,644	$78,825	$81,165
Securities:
Taxable	608	621	718	1,229	1,494
Tax-exempt	1,336	1,412	1,055	2,748	1,966
Dividends	459	475	433	934	860
Federal funds sold and other	213	114	116	327	191
Total interest income	41,703	42,360	42,966	84,063	85,676
Interest expense:
Deposits	13,738	13,346	11,533	27,084	21,680
Federal funds purchased and repurchase agreements	448	301	293	749	554
Borrowings	592	938	851	1,530	2,399
Subordinated debentures	938	932	901	1,870	1,748
Total interest expense	15,716	15,517	13,578	31,233	26,381
Net interest income	25,987	26,843	29,388	52,830	59,295
Provision for loan losses	12,766	849	—	13,615	—
Net interest income, after provision for loan losses	13,221	25,994	29,388	39,215	59,295
Noninterest income:
Customer service and other fees	2,409	2,443	2,993	4,852	5,625
Loss on sale of securities	—	—	—	—	(5)
Gain on sale of loans			231		545
Other	168	124	381	292	552
Total noninterest income	2,577	2,567	3,605	5,144	6,717
Noninterest expense:
Salaries and employee benefits	10,724	10,974	12,082	21,698	23,517
Occupancy expense	2,056	2,121	1,994	4,177	4,046
Furniture and equipment	1,231	1,240	1,231	2,471	2,396
Amortization of intangible assets	2,195	2,195	2,999	4,390	5,997
Other general and administrative	4,916	4,152	6,698	9,068	10,788
Total noninterest expense	21,122	20,682	25,004	41,804	46,744
Income (loss) before income taxes	(5,324)	7,879	7,989	2,555	19,268
Income tax expense (benefit)	(2,560)	2,470	2,612	(90)	6,602
Income (loss) from continuing operations	(2,764)	5,409	5,377	2,645	12,666
Income from discontinued operations, net of tax	—	—	349	—	489
Net income (loss)	$(2,764)	$5,409	$5,726	$2,645	$13,155

Earnings (loss) per share—basic:
Income (loss) from continuing operations	$(0.05)	$0.10	$0.09	$0.05	$0.22
Income (loss) from discontinued operations, net of tax	—	—	0.01	—	—
Net income (loss)	(0.05)	0.10	0.10	0.05	0.22
Earnings (loss) per share—diluted:
Income (loss) from continuing operations	$(0.05)	$0.10	$0.09	$0.05	$0.22
Income (loss) from discontinued operations, net of tax	—	—	0.01	—	—
Net income (loss)	(0.05)	0.10	0.10	0.05	0.22
Weighted average shares outstanding-basic	53,425,770	54,792,527	58,053,314	54,105,373	58,552,516
Weighted average shares outstanding-diluted	53,569,371	54,902,229	58,352,355	54,246,862	58,849,243

CENTENNIAL BANK HOLDINGS, INC. AND SUBSIDIARIES
Unaudited Consolidated Average Balance Sheets

	QTD Average			YTD Average
	June 30, 2007	March 31, 2007	June 30, 2006	June 30, 2007	June 30, 2006
	(In thousands)
Assets
Interest earning assets
Loans, net of unearned discount	$1,882,840	$1,909,713	$1,958,639	$1,896,185	$2,003,053
Securities	190,819	197,036	177,860	193,910	176,219
Other earning assets	11,282	3,464	4,629	7,638	6,358
Average earning assets	2,084,941	2,110,213	2,141,128	2,097,733	2,185,630
Other assets	569,696	577,336	695,304	573,253	699,111

Total average assets	$2,654,637	$2,687,549	$2,836,432	$2,670,986	$2,884,741

Liabilities and Stockholders’ Equity
Average liabilities:
Average deposits:
Noninterest-bearing deposits	$478,520	$483,293	$519,168	$480,875	$529,433
Interest-bearing deposits	1,443,719	1,448,340	1,474,491	1,446,018	1,474,949
Average deposits	1,922,239	1,931,633	1,993,659	1,926,893	2,004,382
Other interest-bearing liabilities	118,147	132,787	133,929	125,431	167,830
Other liabilities	32,514	34,661	108,888	33,578	110,702
Total average liabilities	2,072,900	2,099,081	2,236,476	2,085,902	2,282,914
Average stockholders’ equity	581,737	588,468	599,956	585,084	601,827
Total average liabilities and stockholders’ equity	$2,654,637	$2,687,549	$2,836,432	$2,670,986	$2,884,741

CENTENNIAL BANK HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Credit Quality Measures

	Quarter Ended
	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006	June 30, 2006
	(Dollars in thousands)
Nonaccrual loans	$35,515	$31,940	$32,852	$26,812	$30,684
Accruing loans past due 90 days or more	122	323	3	396	84
Other real estate owned	1,385	861	1,207	5,090	1,041
Total nonperforming assets	$37,022	$33,124	$34,062	$32,298	$31,809

Charged-off loans	$(5,473)	$(1,692)	$(1,088)	$(1,736)	$(2,012)
Recoveries	809	436	366	177	593
Net charge-offs	$(4,664)	$(1,256)	$(722)	$(1,559)	$(1,419)

Provision for loan loss	$12,766	$849	$2,641	$2,239	$—

Allowance for loan losses	$35,594	$27,492	$27,899	$25,977	$25,297
Allowance on unfunded commitments	610	572	411	328	1,001
Total allowance for credit losses	$36,204	$28,064	$28,310	$26,305	$26,298

Allowance for loan losses to loans, net of unearned discount	1.88%	1.46%	1.43%	1.31%	1.31%
Allowance for loan losses to nonaccrual loans	100.22%	86.07%	84.92%	96.89%	82.44%
Allowance for loan losses to nonperforming assets	96.14%	83.00%	81.91%	80.43%	79.53%
Allowance for loan losses to nonperforming Loans	99.88%	85.21%	84.92%	95.48%	82.22%

Nonperforming assets to loans, net of unearned discount, and other real estate owned	1.96%	1.76%	1.75%	1.63%	1.65%
Annualized net charge-offs to average loans	0.99%	0.27%	0.15%	0.32%	0.29%
Nonaccrual loans to loans, net of unearned discount	1.88%	1.69%	1.69%	1.35%	1.59%